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                               PRINTWARE, INC.

                                 EXHIBIT 11
                   STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                              Three months ended       Nine months ended
                              Sept 28,    Sept 30,     Sept 28,    Sept 30,
                               1996        1995         1996        1995
                             _________   _________   _________   _________


PRIMARY EPS:

Weighted average number of
  common shares outstanding   4,800,924   3,626,613   4,023,617   3,626,326

Common share equivalents
  from assumed exercise of
  options and warrants           47,984      73,261      47,984      73,261

                              _________   _________   _________   _________
Total shares                  4,848,908   3,699,874   4,071,601   3,699,587
                              =========   =========   =========   =========

Net income (000's)           $      405  $      864  $    1,200  $    1,713
                              _________   _________   _________   _________
Earnings per share           $      .08  $      .23  $      .29  $      .46
                              =========   =========   =========   =========

FULLY DILUTED:

Weighted average number of
  common shares outstanding   4,800,924   3,626,613   4,023,617   3,626,326

Common share equivalents
  from assumed exercise of
  options and warrants           52,134      73,261      52,133      73,261
                              _________   _________   _________   _________
Total shares                  4,853,058   3,699,874   4,075,750   3,699,587
                              =========   =========   =========   =========

Net income (000's)           $      405  $      864  $    1,200  $    1,713
                              _________   _________   _________   _________
Earnings per share           $      .08  $      .23  $      .29  $      .46
                              =========   =========   =========   =========

Note: Fully diluted net income per share is not reported separately because it is substantially the same as primary net income per share.
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